UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  May 7, 2013

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia 20164
(Address of principal executive offices) (Zip Code)

(703) 406-2800
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

In accordance with SEC Release No. 33-8255, the following information is furnished. On May 7, 2013, Sutron Corporation announced via press release the Company's results for its first quarter ended March 31, 2013. A copy of the Company's press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Sutron Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders. The following proposals were adopted by the votes specified below.

1.	To elect five (5) directors for the next year:	For	Withheld			Broker Non-Votes
	Raul S. McQuivey	2,635,857	110,848			2,300,179
	John F. DePodesta	2,323,901	422,804			2,300,179
	Larry C. Linton	2,323,901	422,804			2,300,179
	Leland R. Phipps	2,334,401	412,304			2,300,179
	Ashish H. Raval	2,611,816	134,889			2,300,179

2.	To ratify the appointment of Yount, Hyde & Barbour as the Company's independent registered public accounting firm	For	Against	Abstain		Broker Non-Votes
	for fiscal year 2013	4,367,946	27,673	95,548		555,717

3.	Proposal to approve, on an advisory basis the compensation of the Company's Named Executive Officers	For	Against	Abstain		Broker Non-Votes
		2,551,632	98,275	96,798		2,300,179

4.	Proposal to approve, on an advisory basis, the frequency with which the company should conduct future shareholder advisory votes on named executive	1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
	officer compensation	683,197	179,343	1,778,242	105,923	2,300,179

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 — Press release issued on May 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 13, 2013                                                             Sutron Corporation
(Registrant)

By /s/ Sidney C. Hooper
Sidney C. Hooper
Chief Financial Officer and Principal
Accounting Officer